Palmer & Dodge
               One Beacon Street, Boston, Massachusetts 02108-3190


Telephone: (617) 573-0100                              Facsimile: (617) 227-4420

                                December 1, 1997





Seligman Municipal Fund Series, Inc.
100 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

         With respect to Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Municipal Fund Series, Inc., we have reviewed the material relative to Massachusetts Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

         We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "Massachusetts Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                     Very truly yours,


                                                     /s/ Palmer & Dodge
                                                     ---------------------------
                                                         Palmer & Dodge